Exhibit 99.1

DIGITAL REALTY

4Q24 Financial Results

February 2025

Earnings Press Release
and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Fourth Quarter 2024

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Financial Supplement
Corporate Information	Fourth Quarter 2024

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2024, the company’s 308 data centers, including 78 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 41.3 million square feet, excluding approximately 8.9 million square feet of space under active development and 4.7 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 2323 Bryan Street, Suite 1800 Dallas, TX 75201 Telephone: (214) 231-1350 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Evercore ISI	Goldman Sachs	Green Street Advisors	HSBC	Jefferies	JMP Securities	J.P. Morgan
Irvin Liu	Jim Schneider	David Guarino	Phani Kanumuri	Jonathan Petersen	Greg Miller	Richard Choe
(415) 800-0183	(212) 357-2929	(949) 640-8780	+52 (551) 782-7350	(212) 284-1705	(212) 906-3500	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Simon Flannery	Samuel Siampaus	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(212) 761-6432	(312) 244-7966	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

March 2-5, 2025	Citi Global Property CEO Conference	Hollywood, FL
March 3-5, 2025	Raymond James Institutional Investors Conference	Orlando, FL
March 10-12, 2025	Deutsche Bank Media, Internet & Telecom Conference	Palm Beach, FL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2024

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23
High price	$198.00	$165.17	$153.25	$154.18	$139.35
Low price	$155.16	$141.00	$135.54	$130.00	$113.94
Closing price, end of quarter	$177.33	$161.83	$152.05	$144.04	$134.58
Average daily trading volume (1)	1,911	1,615	1,863	2,108	1,932
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.8%	3.0%	3.2%	3.4%	3.6%
Shares and units outstanding, end of quarter (1) (3)	342,772	337,744	332,346	319,009	318,057
Closing market value of shares and units outstanding (4)	$60,783,759	$54,657,112	$50,533,209	$45,950,001	$42,804,053

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of December 31, 2024, the total number of shares and units includes 336,637 shares of common stock, 4,049 common units held by third parties and 2,086 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2024

Shares and Units at End of Quarter	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23
Common shares outstanding	336,637	331,347	325,885	312,421	311,608
Common partnership units outstanding	6,135	6,397	6,461	6,588	6,449
Total Shares and Units	342,772	337,744	332,346	319,009	318,057

Enterprise Value
Market value of common equity (1)	$60,783,759	$54,657,112	$50,533,209	$45,950,001	$42,804,053
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	16,714,377	16,986,546	16,339,746	17,020,340	17,425,908
Total Enterprise Value	$78,253,136	$72,398,658	$67,627,955	$63,725,341	$60,984,961
Total debt / total enterprise value	21.4%	23.5%	24.2%	26.7%	28.6%
Debt-plus-preferred-to-total-enterprise-value	22.3%	24.5%	25.3%	27.9%	29.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$35,401,912	$36,463,664	$34,573,283	$34,099,698	$34,355,662
Total Assets	45,283,616	45,295,392	43,606,883	42,633,089	44,113,257
Total Liabilities	22,107,836	22,118,781	21,199,178	21,792,866	23,116,936

Selected Operating Data
Total operating revenues	$1,435,862	$1,431,214	$1,356,749	$1,331,143	$1,369,633
Total operating expenses	1,291,540	1,262,928	1,346,860	1,181,776	1,235,598
Net income	185,688	40,134	74,668	287,837	19,884
Net income / (loss) available to common stockholders	179,388	41,012	70,039	271,327	18,122

Financial Ratios
EBITDA (2)	$746,578	$639,875	$625,130	$835,446	$572,958
Adjusted EBITDA (3)	751,276	758,296	726,874	710,556	699,509
Net Debt-to-Adjusted EBITDA (4)	4.8x	5.4x	5.3x	6.1x	6.2x
Interest expense	104,742	123,803	114,756	109,535	113,638
Fixed charges (5)	149,364	162,296	152,529	148,239	156,851
Interest coverage ratio (6)	4.5x	4.3x	4.3x	4.3x	4.0x
Fixed charge coverage ratio (7)	4.2x	4.1x	4.1x	4.0x	3.8x

Profitability Measures
Net income / (loss) per common share - basic	$0.54	$0.13	$0.22	$0.87	$0.06
Net income / (loss) per common share - diluted	$0.51	$0.09	$0.20	$0.82	$0.03
Funds from operations (FFO) / diluted share and unit (8)	$1.61	$1.55	$1.57	$1.41	$1.53
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.73	$1.67	$1.65	$1.67	$1.63
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.36	$1.52	$1.56	$1.68	$1.30
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	75.6%	78.8%	77.9%	86.5%	79.8%
Diluted Core FFO payout ratio (8) (11)	70.7%	73.2%	73.9%	73.2%	75.0%
Diluted AFFO payout ratio (9) (12)	89.5%	80.4%	78.1%	72.8%	93.6%

Portfolio Statistics
Buildings (13)	328	331	323	323	323
Data Centers (13)	308	312	310	309	309
Cross-connects (13) (14)	227,000	225,000	223,000	221,500	220,000
Net rentable square feet, excluding development space (13)	41,326	41,092	41,220	39,839	39,688
Occupancy at end of quarter (15)	84.1%	83.9%	82.9%	82.1%	81.7%
Occupied square footage (13)	34,741	34,479	34,160	32,727	32,407
Space under active development (16)	8,904	9,126	8,507	8,238	8,470
Space held for development (17)	4,686	4,862	5,130	4,141	4,130
Weighted average remaining lease term (years) (18)	4.8	4.8	4.7	4.5	4.6
Same-capital occupancy at end of quarter (15) (19)	82.9%	83.3%	83.5%	82.5%	82.8%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Fourth Quarter 2024

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2022, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2024

Digital Realty Reports Fourth Quarter 2024 Results

Dallas, TX — February 13, 2025 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the fourth quarter of 2024. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.51 per share in 4Q24, compared to $0.03 in 4Q23
◾	Reported FFO per share of $1.61 in 4Q24, compared to $1.53 in 4Q23
◾	Reported Core FFO per share of $1.73 in 4Q24, compared to $1.63 in 4Q23
◾	Reported rental rate increases on renewal leases of 4.7% on a cash basis in 4Q24
◾	Signed total bookings during 4Q24 that are expected to generate $100 million of annualized GAAP rental revenue, including a record $76 million contribution from the 0–1 megawatt plus interconnection category
◾	Reported backlog of $797 million of annualized GAAP base rent at the end of 4Q24
◾	Introduced 2025 Constant-Currency Core FFO per share outlook of $7.05 - $7.15

Financial Results

Digital Realty reported revenues of $1.4 billion in the fourth quarter of 2024, a slight increase from the previous quarter and a 5% increase from the same quarter last year.

The company delivered net income of $186 million in the fourth quarter of 2024, and net income available to common stockholders of $179 million, or $0.51 per share, compared to $0.09 per share in the previous quarter and $0.03 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $751 million in the fourth quarter of 2024, a 1% decrease from the previous quarter and a 7% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $545 million in the fourth quarter of 2024, or $1.61 per share, compared to $1.55 per share in the previous quarter and $1.53 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.73 in the fourth quarter of 2024, compared to $1.67 per share in the previous quarter and $1.63 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.73 for the fourth quarter of 2024 and $6.72 per share for the twelve-month period ended December 31, 2024.

“2024 was a remarkable year for Digital Realty, with record leasing driving impressive growth in our revenue backlog, and providing compelling visibility into our accelerating earnings growth,” said Digital Realty President & Chief Executive Officer Andy Power. “In the fourth quarter, we achieved multiple milestones across our growing 0-1 megawatt plus interconnection segment, eclipsing last quarter’s bookings record and adding a record 166 new customers to the platform, demonstrating the continued success of our global, full spectrum data center strategy.”

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings that are expected to generate $100 million of annualized GAAP rental revenue, including a $62 million contribution from the 0–1 megawatt category and a $15 million contribution from interconnection.

The weighted-average lag between new leases signed during the fourth quarter of 2024 and the contractual commencement date was six months. The backlog of signed-but-not-commenced leases at quarter-end was $797 million of annualized GAAP base rent at Digital Realty’s share.

In addition to new leases signed, Digital Realty also signed renewal leases representing $250 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2024 increased 4.7% on a cash basis and 9.1% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2024

New leases signed during the fourth quarter of 2024 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$29,612	90	$329	8.9	$277
> 1 MW	3,978	20	197	2.2	154
Other (1)	409	7	58	—	—
Total	$33,999	117	$290	11.1	$253

EMEA (2)
0-1 MW	$25,997	100	$259	9.4	$232
> 1 MW	9,121	63	146	5.6	136
Other (1)	91	1	97	—	—
Total	$35,209	164	$215	15.0	$196

Asia Pacific (2)
0-1 MW	$6,139	19	$322	1.5	$352
> 1 MW	9,474	48	196	5.8	136
Other (1)	100	1	70	—	—
Total	$15,713	69	$229	7.3	$179

All Regions (2)
0-1 MW	$61,748	209	$295	19.7	$261
> 1 MW	22,573	131	172	13.6	139
Other (1)	599	9	64	—	—
Total	$84,920	350	$243	33.3	$211

Interconnection	$14,587	N/A	N/A	N/A	N/A

Grand Total	$99,507	350	$243	33.3	$211

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2024.

Investment Activity

As previously disclosed, during the quarter, Digital Realty closed on the acquisition of a 6.7-acre parcel in Richardson, Texas, adjacent to its existing campus, for approximately $15 million, which can support the development of up to 100 megawatts of incremental IT capacity.

During the quarter, Digital Realty also closed on the following acquisitions:

◾	156 acres of land in Charlotte, North Carolina for $160 million, which can support up to 400 megawatts of IT capacity
◾	Three acres of land in Madrid, Spain for approximately €25 million or $26 million, which can support up to 24 megawatts of IT capacity

During the quarter, Digital Realty closed on the following dispositions:

◾	A facility in San Jose, California for approximately $10 million
◾	A facility in Trumbull, Connecticut for approximately $10 million
◾	A facility in Redhill, United Kingdom for approximately £64 million or $80 million

Also, during the quarter, Digital Realty closed on the sale to Digital Core REIT (SGX: DCRU) of an additional 15.1% interest in a data center located in Frankfurt, Germany for approximately €71 million or $74 million. The transaction valued the Frankfurt facility at €470 million or $508 million (at 100% share). Including two prior investments, Digital Core REIT now owns a 65% interest in this Frankfurt data center.

Further during the quarter, Digital Realty and Blackstone Inc. closed on the second phase of their $7 billion hyperscale data center development joint venture. The second phase includes portions of data center campuses in Frankfurt and Northern Virginia, which will support the growth of existing hyperscale data center capacity in the regions.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2024

Balance Sheet

Digital Realty had approximately $16.7 billion of total debt outstanding as of December 31, 2024, comprised of $16.0 billion of unsecured debt and approximately $0.7 billion of secured debt and other. At the end of the fourth quarter of 2024, net debt-to-Adjusted EBITDA was 4.8x, debt-plus-preferred-to-total enterprise value was 22.3% and fixed charge coverage was 4.2x.

Digital Realty completed the following financing transactions during the fourth quarter:

◾	In November, the company issued $1.15 billion of 1.875% exchangeable notes due 2029, for net proceeds of approximately $1.13 billion;
◾	In November, the company repaid a $500 million term loan; and
◾	The company also sold 5.0 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $185.63 per share, for net proceeds of approximately $923 million.

Subsequent to quarter end, the company issued €850 million of 3.875% notes due 2035, for net proceeds of approximately €841 million ($867 million). In January, the company also repaid £400 million ($501 million) of 4.25% senior notes.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2024

2025 Outlook

Digital Realty introduced its 2025 Constant-Currency Core FFO per share outlook of $7.05 - $7.15. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 13, 2025
Total revenue	$5.800 - $5.900 billion
Net non-cash rent adjustments (1)	($45 - $50 million)
Adjusted EBITDA	$3.100 - $3.200 billion
G&A	$500 - $510 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%
GAAP basis	6.0% - 8.0%
Year-end portfolio occupancy	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	3.5% - 4.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25
U.S. Dollar / Euro	$1.00 - $1.05

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million
Cap rate	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (3)	$3,000 - $3,500 million
Average stabilized yields	10.0%+
Enhancements and other non-recurring CapEx (4)	$30 - $35 million
Recurring CapEx + capitalized leasing costs (5)	$320 - $335 million

Balance Sheet
Long-term debt issuance
Dollar amount	$900 - $1,500 million
Pricing	5.0% - 5.5%

Net income per diluted share	$2.10 - $2.20
Real estate depreciation and (gain) / loss on sale	$4.50 - $4.50
Funds From Operations / share (NAREIT-Defined)	$6.60 - $6.70
Non-core expenses and revenue streams	$0.40 - $0.40
Core Funds From Operations / share	$7.00 - $7.10
Foreign currency translation adjustments	$0.05 - $0.05
Constant-Currency Core Funds From Operations / share	$7.05 - $7.15

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2023 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2024-2025, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. The 2025 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Fourth Quarter 2024

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on February 13, 2025, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s fourth quarter 2024 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 5600611 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until March 13, 2025. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 3368293. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(415) 874-2803

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(415) 275-5344

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2024

	Three Months Ended					Twelve Months Ended
	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23
Rental revenues	$958,892	$956,351	$912,994	$894,409	$885,694	$3,722,646	$3,512,926
Tenant reimbursements - Utilities	302,664	305,097	274,505	276,357	316,634	1,158,623	1,299,676
Tenant reimbursements - Other	38,591	39,624	41,964	38,434	46,418	158,612	197,636
Interconnection & other	112,360	112,655	109,505	108,071	106,413	442,591	419,934
Fee income	23,316	12,907	15,656	13,010	14,330	64,888	44,926
Other	40	4,581	2,125	862	144	7,608	1,963
Total Operating Revenues	$1,435,862	$1,431,214	$1,356,749	$1,331,143	$1,369,633	$5,554,968	$5,477,061

Utilities	$337,534	$356,063	$315,248	$324,571	$366,083	$1,333,416	$1,471,836
Rental property operating	273,104	249,796	237,653	224,369	237,118	984,921	909,830
Property taxes	46,044	45,633	49,620	41,156	40,161	182,453	199,581
Insurance	6,007	4,869	4,755	2,694	3,794	18,325	16,823
Depreciation & amortization	455,355	459,997	425,343	431,102	420,475	1,771,797	1,694,859
General & administration	124,470	115,120	119,511	114,419	109,235	473,521	431,004
Severance, equity acceleration and legal expenses	2,346	2,481	884	791	7,565	6,502	18,054
Transaction and integration expenses	11,797	24,194	26,072	31,839	40,226	93,902	84,722
Provision for impairment	22,881	—	168,303	—	5,363	191,184	118,363
Other expenses	12,002	4,774	(529)	10,836	5,580	27,083	7,529
Total Operating Expenses	$1,291,540	$1,262,928	$1,346,860	$1,181,776	$1,235,598	$5,083,104	$4,952,600

Operating Income	$144,322	$168,286	$9,889	$149,367	$134,035	$471,864	$524,461

Equity in earnings / (loss) of unconsolidated joint ventures	(36,201)	(26,486)	(41,443)	(16,008)	(29,955)	(120,138)	(29,791)
Gain / (loss) on sale of investments	144,885	(556)	173,709	277,787	(103)	595,825	900,531
Interest and other income / (expense), net	44,517	37,756	62,261	9,709	50,269	154,243	68,431
Interest (expense)	(104,742)	(123,803)	(114,756)	(109,535)	(113,638)	(452,836)	(437,741)
Income tax benefit / (expense)	(4,928)	(12,427)	(14,992)	(22,413)	(20,724)	(54,760)	(75,579)
Loss on debt extinguishment and modifications	(2,165)	(2,636)	—	(1,070)	—	(5,871)	—
Net Income	$185,688	$40,134	$74,668	$287,837	$19,884	$588,327	$950,311

Net (income) / loss attributable to noncontrolling interests	3,881	11,059	5,552	(6,329)	8,419	14,163	(1,474)
Net Income Attributable to Digital Realty Trust, Inc.	$189,569	$51,193	$80,220	$281,508	$28,304	$602,490	$948,838

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(40,725)	(40,725)
Net Income / (Loss) Available to Common Stockholders	$179,388	$41,012	$70,039	$271,327	$18,122	$561,766	$908,113

Weighted-average shares outstanding - basic	333,376	327,977	319,537	312,292	305,781	323,336	298,603
Weighted-average shares outstanding - diluted	340,690	336,249	327,946	320,798	314,995	331,547	309,065
Weighted-average fully diluted shares and units	346,756	342,374	334,186	326,975	321,173	337,697	315,113

Net income / (loss) per share - basic	$0.54	$0.13	$0.22	$0.87	$0.06	$1.74	$3.04
Net income / (loss) per share - diluted	$0.51	$0.09	$0.20	$0.82	$0.03	$1.61	$2.88

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2024

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Net Income / (Loss) Available to Common Stockholders	$179,388	$41,012	$70,039	$271,327	$18,122	$561,766	$908,113
Adjustments:
Non-controlling interest in operating partnership	4,000	1,000	1,500	6,200	410	12,700	20,710
Real estate related depreciation & amortization (1)	445,462	449,086	414,920	420,591	410,167	1,730,059	1,657,239
Reconciling items related to non-controlling interests	(19,531)	(19,746)	(17,317)	(8,017)	(15,377)	(64,612)	(57,477)
Unconsolidated JV real estate related depreciation & amortization	49,463	48,474	47,117	47,877	64,833	192,931	177,153
(Gain) / loss on real estate transactions	(137,047)	556	(173,709)	(286,704)	103	(596,904)	(908,356)
Provision for impairment	22,881	—	168,303	—	5,363	191,185	118,363
Funds From Operations	$544,616	$520,382	$510,852	$451,273	$483,621	$2,027,122	$1,915,745

Weighted-average shares and units outstanding - basic	339,442	334,103	325,777	318,469	311,960	329,485	304,651
Weighted-average shares and units outstanding - diluted (2) (3)	346,756	342,374	334,186	326,975	321,173	337,697	315,113

Funds From Operations per share - basic	$1.60	$1.56	$1.57	$1.42	$1.55	$6.15	$6.29

Funds From Operations per share - diluted (2) (3)	$1.61	$1.55	$1.57	$1.41	$1.53	$6.14	$6.20

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Funds From Operations	$544,616	$520,382	$510,852	$451,273	$483,621	$2,027,122	$1,915,745
Other non-core revenue adjustments (4)	4,537	(4,583)	(33,818)	3,525	(146)	(30,339)	26,393
Transaction and integration expenses	11,797	24,194	26,072	31,839	40,226	93,902	84,722
Loss on debt extinguishment and modifications	2,165	2,636	—	1,070	—	5,871	—
Severance, equity acceleration and legal expenses (5)	2,346	2,481	884	791	7,565	6,502	18,054
(Gain) / Loss on FX and derivatives revaluation	7,127	1,513	32,222	33,602	(24,804)	74,464	(39,000)
Other non-core expense adjustments (6)	14,229	11,120	2,271	10,052	1,956	37,671	3,905
Core Funds From Operations	$586,816	$557,744	$538,482	$532,153	$508,417	$2,215,194	$2,009,820

Weighted-average shares and units outstanding - diluted (2) (3)	339,982	334,476	326,181	319,138	312,356	329,899	305,138

Core Funds From Operations per share - diluted (2)	$1.73	$1.67	$1.65	$1.67	$1.63	$6.71	$6.59

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Twelve Months Ended
	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Depreciation & amortization per income statement	$455,355	$459,997	$425,343	$431,102	$420,475	$1,771,798	$1,694,859
Non-real estate depreciation	(9,894)	(10,911)	(10,424)	(10,511)	(10,308)	(41,739)	(37,619)
Real Estate Related Depreciation & Amortization	$445,462	$449,086	$414,920	$420,591	$410,167	$1,730,059	$1,657,239

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Twelve Months Ended
	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23
Teraco noncontrolling share of FFO	$14,905	$9,828	$12,453	$9,768	$7,135	$46,954	$39,386
Teraco related minority interest	$14,905	$9,828	$12,453	$9,768	$7,135	$46,954	$39,386

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, joint venture development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2024

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Core FFO available to common stockholders and unitholders	$586,816	$557,744	$538,482	$532,153	$508,417	$2,215,194	$2,009,820
Adjustments:
Non-real estate depreciation	9,894	10,911	10,424	10,511	10,308	41,739	37,619
Amortization of deferred financing costs	5,697	4,853	5,072	5,576	5,744	21,198	21,575
Amortization of debt discount/premium	1,324	1,329	1,321	1,832	973	5,805	4,973
Non-cash stock-based compensation expense	13,386	15,026	14,464	12,592	9,226	55,468	50,238
Straight-line rental revenue	(18,242)	(17,581)	334	9,976	(21,992)	(25,513)	(68,417)
Straight-line rental expense	(136)	1,690	782	1,111	(4,999)	3,447	(3,567)
Above- and below-market rent amortization	(269)	(742)	(1,691)	(854)	(856)	(3,555)	(4,404)
Deferred tax (benefit) / expense	(15,048)	(9,366)	(9,982)	(3,437)	33,448	(37,834)	16,452
Leasing compensation & internal lease commissions	10,505	10,918	10,519	13,291	9,848	45,233	45,040
Recurring capital expenditures (1)	(130,245)	(67,308)	(60,483)	(47,676)	(142,808)	(305,712)	(327,022)

AFFO available to common stockholders and unitholders (2)	$463,682	$507,474	$509,241	$535,073	$407,306	$2,015,471	$1,782,308

Weighted-average shares and units outstanding - basic	339,442	334,103	325,777	318,469	311,960	329,485	304,651
Weighted-average shares and units outstanding - diluted (3)	339,982	334,476	326,181	319,138	312,356	329,899	305,138

AFFO per share - diluted (3)	$1.36	$1.52	$1.56	$1.68	$1.30	$6.11	$5.84

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$4.88	$4.88

Diluted AFFO Payout Ratio	89.5%	80.4%	78.1%	72.8%	93.6%	79.9%	83.5%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Weighted Average Common Stock and Units Outstanding	339,442	334,103	325,777	318,469	311,960	329,485	304,651
Add: Effect of dilutive securities	540	373	404	669	396	413	487
Weighted Avg. Common Stock and Units Outstanding - diluted	339,982	334,476	326,181	319,138	312,356	329,899	305,138

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2024

	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23
Assets
Investments in real estate:
Real estate	$27,558,993	$28,808,770	$27,470,635	$27,122,796	$27,306,369
Construction in progress	5,164,334	5,175,054	4,676,012	4,496,840	4,635,215
Land held for future development	38,785	23,392	93,938	114,240	118,190
Investments in Real Estate	$32,762,112	$34,007,216	$32,240,584	$31,733,877	$32,059,773
Accumulated depreciation and amortization	(8,641,331)	(8,777,002)	(8,303,070)	(7,976,093)	(7,823,685)
Net Investments in Properties	$24,120,781	$25,230,214	$23,937,514	$23,757,784	$24,236,089
Investment in unconsolidated joint ventures	2,639,800	2,456,448	2,332,698	2,365,821	2,295,889
Net Investments in Real Estate	$26,760,582	$27,686,662	$26,270,212	$26,123,605	$26,531,977

Operating lease right-of-use assets, net	$1,178,853	$1,228,507	$1,211,003	$1,233,410	$1,414,256
Cash and cash equivalents	3,870,891	2,175,605	2,282,062	1,193,784	1,625,495
Accounts and other receivables, net (1)	1,257,464	1,274,460	1,222,403	1,217,276	1,278,110
Deferred rent, net	642,456	641,778	613,749	611,670	624,427
Goodwill	8,929,431	9,395,233	9,128,811	9,105,026	9,239,871
Customer relationship value, deferred leasing costs & other intangibles, net	2,178,054	2,367,467	2,315,143	2,359,380	2,500,237
Assets held for sale	—	—	—	287,064	478,503
Other assets	465,885	525,679	563,500	501,875	420,382
Total Assets	$45,283,616	$45,295,392	$43,606,883	$42,633,089	$44,113,257

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,611,308	$1,786,921	$1,848,167	$1,901,126	$1,812,287
Unsecured term loans, net	386,903	913,733	1,297,893	1,303,263	1,560,305
Unsecured senior notes, net of discount	13,962,852	13,528,061	12,507,551	13,190,202	13,422,342
Secured and other debt, net of discount	753,314	757,831	686,135	625,750	630,973
Operating lease liabilities	1,294,219	1,343,903	1,336,839	1,357,751	1,542,094
Accounts payable and other accrued liabilities	2,056,215	2,140,764	1,973,798	1,870,344	2,168,983
Deferred tax liabilities, net	1,084,562	1,223,771	1,132,090	1,121,224	1,151,096
Accrued dividends and distributions	418,661	—	—	—	387,988
Security deposits and prepaid rents	539,802	423,797	416,705	413,225	401,867
Obligations associated with assets held for sale	—	—	—	9,981	39,001
Total Liabilities	$22,107,836	$22,118,781	$21,199,178	$21,792,866	$23,116,936

Redeemable non-controlling interests	1,433,185	1,465,636	1,399,889	1,350,736	1,394,814

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,337	3,285	3,231	3,097	3,088
Additional paid-in capital	28,079,738	27,229,143	26,388,393	24,508,683	24,396,797
Dividends in excess of earnings	(6,292,085)	(6,060,642)	(5,701,096)	(5,373,529)	(5,262,648)
Accumulated other comprehensive (loss), net	(1,182,283)	(657,364)	(884,715)	(850,091)	(751,393)
Total Stockholders' Equity	$21,340,397	$21,246,112	$20,537,503	$19,019,850	$19,117,535

Noncontrolling Interests
Noncontrolling interest in operating partnership	$396,099	$427,930	$434,253	$438,422	$438,081
Noncontrolling interest in consolidated joint ventures	6,099	36,933	36,060	31,215	45,892

Total Noncontrolling Interests	$402,198	$464,863	$470,313	$469,637	$483,972

Total Equity	$21,742,595	$21,710,975	$21,007,816	$19,489,487	$19,601,507

Total Liabilities and Equity	$45,283,616	$45,295,392	$43,606,883	$42,633,089	$44,113,257

(1)	Net of allowance for doubtful accounts of $59,224 and $41,204 as of December 31, 2024 and December 31, 2023, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of December 31, 2024 and December 31, 2023.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of December 31, 2024 and December 31, 2023.
(5)	Common Stock: 336,637 and 311,608 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2024

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,098,181
Campus	1,716,860
Other (4)	93,047
Total Cash NOI, Annualized	$2,908,088
less: Partners' share of consolidated JVs	(82,398)
Acquisitions / dispositions / expirations	(96,689)
FY 2025 backlog cash NOI and 4Q24 carry-over (stabilized) (5)	191,470
Total Consolidated Cash NOI, Annualized	$2,920,471

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3) (6)	$264,484

Other Income
Development and Management Fees (net), Annualized	$93,265

Other Assets
Pre-stabilized inventory, at cost (7)	$178,717
Land held for development	38,785
Development CIP (8)	5,164,334
less: Investment associated with FY25 Backlog NOI (9)	(1,038,358)
Cash and cash equivalents	3,870,891
Accounts and other receivables, net	1,257,464
Other assets	465,885
less: Partners' share of consolidated JV assets	(144,588)
Total Other Assets	$9,793,130

Liabilities
Global unsecured revolving credit facilities	$1,637,922
Unsecured term loans	388,275
Unsecured senior notes	14,059,415
Secured and other debt	761,262
Accounts payable and other accrued liabilities	2,056,215
Deferred tax liabilities, net	1,084,562
Accrued dividends and distributions	418,661
Security deposits and prepaid rents	539,802
Backlog NOI cost to complete (9)	412,496
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,448,972
less: Partners' share of consolidated JV liabilities	(446,294)
Total Liabilities	$23,116,287

(1)	Backlog and associated financial line items include activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q24 Cash NOI of $2.9 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2025. Includes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Fourth Quarter 2024

	As of December 31, 2024
		Interest Rate
	Interest	Including
	Rate	Swaps	2025	2026	2027	2028	2029	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	4.167%	4.118%	—	—	—	—	—	$1,481,187	$1,481,187
Yen revolving credit facility	0.900%	0.900%	—	—	—	—	—	156,735	156,735
Deferred financing costs, net	—	—	—	—	—	—	—	—	(26,614)
Total Global Unsecured Revolving Credit Facilities	3.855%	3.810%	—	—	—	—	—	$1,637,922	$1,611,308

Unsecured Term Loans
Euro term loan facility	3.813%	3.230%	—	—	$388,275	—	—	—	$388,275
Deferred financing costs, net	—	—	—	—	—	—	—	—	(1,372)
Total Unsecured Term Loans	3.813%	3.230%	—	—	$388,275	—	—	—	$386,903

Senior Notes
£400 million 4.250% Notes due 2025 (2)	4.250%	4.250%	$500,640	—	—	—	—	—	$500,640
€650 million 0.625% Notes due 2025	0.625%	0.625%	673,010	—	—	—	—	—	673,010
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	$1,113,055	—	—	—	—	1,113,055
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	302,987	—	—	—	—	302,987
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	$165,265	—	—	—	165,265
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	1,000,000	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	$517,700	—	—	517,700
$900 million 5.550% Notes due 2028 (3)	5.550%	3.996%	—	—	—	900,000	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	650,000	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	$297,478	—	297,478
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	900,000	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	438,060	—	438,060
$1.15 billion 1.875% Notes due 2029 (3)	1.875%	1.263%	—	—	—	—	1,150,000	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	$776,550	776,550
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	688,380	688,380
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	517,700	517,700
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,035,400	1,035,400
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	776,550	776,550
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	776,550	776,550
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	880,090	880,090
Unamortized discounts	—	—	—	—	—	—	—	—	(27,479)
Deferred financing costs	—	—	—	—	—	—	—	—	(69,084)
Total Senior Notes	2.500%	2.264%	$1,173,650	$1,416,042	$1,165,265	$2,067,700	$2,785,538	$5,451,220	$13,962,852

Secured Debt
ICN10 Facilities	5.680%	3.500%	—	—	—	—	—	$11,429	$11,429
Westin	3.290%	3.290%	—	—	$135,000	—	—	—	135,000
Teraco Loans	10.027%	9.679%	$782	$47,713	94,634	$353,970	$9,022	31,579	537,700
Deferred financing costs	—	—	—	—	—	—	—	—	(4,290)
Total Secured Debt	8.625%	8.315%	$782	$47,713	$229,634	$353,970	$9,022	$43,008	$679,839

Other Debt
Icolo loans	12.704%	12.704%	—	$5,760	$4,389	$1,029	$4,924	—	$16,102
Total Other Debt	12.704%	12.704%	—	$5,760	$4,389	$1,029	$4,924	—	$16,102

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	—	$61,032	—	—	—	—	$61,032
Unamortized discounts	—	—	—	—	—	—	—	—	(3,658)
Total Redeemable Preferred Shares	9.675%	9.675%	—	$61,032	—	—	—	—	$57,374

Total unhedged variable rate debt	—	—	$149	$61,697	$1,179	$9,697	$4,176	$1,506,917	$1,583,814
Total fixed rate / hedged variable rate debt	—	—	1,174,283	1,468,849	1,786,384	2,413,002	2,795,308	5,625,233	15,263,060
Total Debt	2.946%	2.719%	$1,174,432	$1,530,546	$1,787,563	$2,422,699	$2,799,484	$7,132,150	$16,846,874

Weighted Average Interest Rate			2.176%	2.593%	3.041%	4.338%	2.305%	2.367%	2.719%

Summary

Weighted Average Term to Initial Maturity									4.2 Years

Weighted Average Maturity (assuming exercise of extension options)									4.4 Years

Global Unsecured Revolving Credit Facilities Detail As of December 31, 2024

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,408,339	$2,655,883	$1,637,922

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on January 17, 2025.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $114.5 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2024

	As of December 31, 2024

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	35%	Less than 60% (5)	31%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	3%
Total unencumbered assets / unsecured debt	Greater than 150%	258%	282%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.3x	4.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.3x
Unsecured debt / total unencumbered asset value (9)		N/A	N/A	Less than 60%	32%
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	4.8x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032 and 3.875% notes due 2033.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032 and 3.875% notes due 2033.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts). This ratio no longer applies from and after the date that the company achieves a Debt Rating of at least BBB+ / Baa1 and a Total Asset Value of at least $35,000,000,000.
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2024

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-24	31-Dec-23	% Change	30-Sep-24	% Change	31-Dec-24	31-Dec-23	% Change
Rental revenues	$703,083	$687,397	2.3%	$698,831	0.6%	$2,785,140	$2,704,364	3.0%
Tenant reimbursements - Utilities	226,913	258,932	(12.4%)	231,434	(2.0%)	892,197	1,053,169	(15.3%)
Tenant reimbursements - Other	27,884	34,815	(19.9%)	30,343	(8.1%)	120,119	120,184	(0.1%)
Interconnection & other	94,051	90,608	3.8%	94,590	(0.6%)	372,994	355,495	4.9%
Total Revenue	$1,051,932	$1,071,752	(1.8%)	$1,055,198	(0.3%)	$4,170,449	$4,233,212	(1.5%)

Utilities	$250,191	$301,068	(16.9%)	$271,626	(7.9%)	$1,020,379	$1,203,719	(15.2%)
Rental property operating	201,620	175,100	15.1%	172,991	16.5%	712,962	662,061	7.7%
Property taxes	34,082	28,385	20.1%	36,312	(6.1%)	142,625	122,922	16.0%
Insurance	4,436	3,460	28.2%	4,097	8.3%	16,714	15,219	9.8%
Total Expenses	$490,330	$508,013	(3.5%)	$485,025	1.1%	$1,892,680	$2,003,921	(5.6%)

Net Operating Income (2)	$561,602	$563,739	(0.4%)	$570,172	(1.5%)	$2,277,770	$2,229,291	2.2%
Less:
Stabilized straight-line rent	$9,268	$18,726	(50.5%)	$8,024	15.5%	$2,746	$15,060	(81.8%)
Above- and below-market rent	380	828	(54.1%)	840	(54.8%)	2,838	4,096	(30.7%)
Cash Net Operating Income (3)	$551,955	$544,185	1.4%	$561,309	(1.7%)	$2,272,186	$2,210,134	2.8%

Stabilized Portfolio occupancy at period end (4)	82.9%	82.8%	0.0%	83.3%	(0.4%)	82.9%	82.8%	0.0%

(1)	Represents buildings owned as of December 31, 2022 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End December 31, 2024	Fourth Quarter 2024

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	4Q24	LTM	4Q24	LTM	4Q24	LTM	4Q24	LTM

Annualized GAAP Rent (in thousands)	$61,748	$191,748	$22,573	$780,787	$599	$6,741	$84,920	$979,276

Kilowatt leased	19,701	60,942	13,557	343,472	—	—	33,258	404,414
NRSF (in thousands)	209	650	131	2,582	9	106	350	3,338

Weighted Average Lease Term (years)	4.5	3.9	8.1	11.7	4.3	12.2	5.8	10.2

Initial stabilized cash rent per Kilowatt	$259	$260	$130	$152	—	—	$206	$168
GAAP rent per Kilowatt	$261	$262	$139	$189	—	—	$211	$200
Leasing cost per Kilowatt	$20	$23	—	—	—	—	$12	$4

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$263	$265	$141	$190	—	—	$213	$201
Rental concessions by Kilowatt	$2	$3	$2	—	—	—	$2	$1
Estimated operating expense by Kilowatt	$75	$77	$37	$48	—	—	$60	$52

Net rent per Kilowatt	$186	$185	$101	$142	—	—	$151	$148

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$7	$9	—	—	—	—	$4	$1

Net effective rent per Kilowatt	$178	$176	$101	$142	—	—	$147	$147

Initial stabilized cash rent per NRSF	$292	$292	$161	$242	$62	$51	$237	$246
GAAP rent per NRSF	$295	$295	$172	$302	$64	$64	$243	$293
Leasing cost per NRSF	$23	$26	—	—	$7	$2	$14	$5

Net Effective Economics by NRSF (4)

Base rent by NRSF	$297	$298	$175	$303	$64	$64	$245	$294
Rental concessions by NRSF	$2	$4	$3	$1	—	—	$2	$1
Estimated operating expense by NRSF	$85	$81	$47	$80	$8	$8	$69	$78

Net rent per NRSF	$210	$214	$126	$223	$56	$55	$174	$216

Tenant improvements by NRSF	—	—	—	—	—	—	—	—
Leasing commissions by NRSF	$8	$10	—	—	$2	$1	$5	$2

Net effective rent per NRSF	$201	$204	$126	$223	$53	$55	$169	$214

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2024	Fourth Quarter 2024

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q24	LTM	4Q24	LTM	4Q24	LTM	4Q24	LTM

Leases renewed (Kilowatt)	34,382	142,148	59,304	216,280	—	—	93,686	358,428
Leases renewed (NRSF in thousands)	537	2,082	701	2,513	36	404	1,274	5,000
Leasing cost per Kilowatt	$1	$1	$2	$1	—	—	$2	$1
Leasing cost per NRSF	$1	$1	$2	$1	$3	$2	$2	$1

Weighted Term (years)	1.2	1.5	4.0	5.5	2.3	5.4	2.8	3.8

Cash Rent

Expiring cash rent per Kilowatt	$351	$308	$128	$133	—	—	$210	$202
Renewed cash rent per Kilowatt	$369	$321	$133	$152	—	—	$219	$219

% Change Cash Rent Per Kilowatt	4.9%	4.2%	3.7%	14.4%	—	—	4.4%	8.3%

Expiring cash rent per NRSF	$270	$253	$130	$137	$64	$51	$187	$178
Renewed cash rent per NRSF	$283	$263	$135	$157	$86	$71	$196	$194

% Change Cash Rent Per NRSF	4.9%	4.2%	3.7%	14.4%	35.8%	38.5%	4.7%	9.0%

GAAP Rent

Expiring GAAP rent per Kilowatt	$350	$307	$118	$125	—	—	$203	$197
Renewed GAAP rent per Kilowatt	$369	$322	$135	$159	—	—	$221	$224

% Change GAAP Rent Per Kilowatt	5.5%	5.0%	14.6%	27.4%	—	—	8.8%	13.6%

Expiring GAAP rent per NRSF	$269	$251	$120	$129	$57	$46	$181	$173
Renewed GAAP rent per NRSF	$284	$264	$137	$164	$80	$68	$197	$198

% Change GAAP Rent Per NRSF	5.5%	5.0%	14.6%	27.4%	40.4%	47.0%	9.1%	14.3%

Retention ratio (5)	80.4%	82.9%	82.8%	81.0%	15.7%	54.5%	73.0%	78.6%

Churn (6)	2.5%	7.8%	1.4%	4.9%	3.6%	5.6%	2.0%	6.2%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	Fourth Quarter 2024

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,890	—	—	—	—	—	—	—	—
Month to Month (3)	232	$53,167	1.4%	$229	$228	$52,957	11,570	$383	$381
2025	2,422	733,388	19.8%	303	303	734,031	172,564	354	354
2026	678	175,076	4.7%	258	263	178,682	52,913	276	281
2027	703	158,584	4.3%	225	237	166,661	54,840	241	253
2028	328	64,153	1.7%	196	211	69,244	23,552	227	245
2029	309	59,728	1.6%	194	214	66,175	23,578	211	234
2030	125	29,986	0.8%	239	262	32,807	8,730	286	313
2031	110	20,766	0.6%	189	217	23,790	7,246	239	274
2032	48	7,653	0.2%	159	184	8,874	2,765	231	267
2033	30	8,520	0.2%	281	337	10,194	2,635	269	322
2034	29	3,644	0.1%	125	125	3,651	1,811	168	168
Thereafter	13	1,429	0.0%	111	114	1,468	425	280	287

Total / Wtd. Avg.	7,918	$1,316,096	35.5%	$262	$268	$1,348,534	362,629	$302	$310

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,636	—	—	—	—	—	—	—	—
Month to Month (3)	52	$7,730	0.2%	$149	$150	$7,762	3,942	$163	$164
2025	1,183	190,930	5.1%	161	163	192,834	108,455	147	148
2026	1,836	265,780	7.2%	145	149	274,030	164,408	135	139
2027	1,555	231,835	6.3%	149	158	245,316	149,234	129	137
2028	1,511	187,200	5.0%	124	133	200,885	137,029	114	122
2029	1,884	274,484	7.4%	146	160	301,997	211,706	108	119
2030	1,283	192,284	5.2%	150	165	211,557	141,513	113	125
2031	988	148,575	4.0%	150	176	173,996	103,823	119	140
2032	854	118,541	3.2%	139	158	134,580	92,948	106	121
2033	570	90,317	2.4%	159	187	106,313	60,600	124	146
2034	1,283	151,561	4.1%	118	139	178,319	122,392	103	121
Thereafter	1,820	289,885	7.8%	159	204	371,404	179,451	135	172

Total / Wtd. Avg.	16,455	$2,149,122	57.9%	$145	$162	$2,398,993	1,475,502	$121	$135

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,278	—	—	—	—	—	—	—	—
Month to Month (3)	96	$9,188	0.2%	$96	$96	$9,197	—	—	—
2025	725	23,630	0.6%	33	33	23,696	—	—	—
2026	845	29,087	0.8%	34	36	30,345	—	—	—
2027	342	11,044	0.3%	32	34	11,633	—	—	—
2028	479	14,021	0.4%	29	31	15,047	—	—	—
2029	757	37,110	1.0%	49	55	41,479	—	—	—
2030	832	35,619	1.0%	43	57	47,438	—	—	—
2031	72	2,320	0.1%	32	38	2,713	—	—	—
2032	111	6,267	0.2%	57	64	7,028	—	—	—
2033	110	4,164	0.1%	38	44	4,860	—	—	—
2034	590	21,695	0.6%	37	45	26,686	—	—	—
Thereafter	2,514	49,397	1.3%	20	25	63,804	—	—	—

Total / Wtd. Avg.	8,749	$243,541	6.6%	$33	$38	$283,925	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,680	—	—	—	—	—	—	—	—
Month to Month (3)	380	$70,085	1.9%	$184	$184	$69,917	—	—	—
2025	4,330	947,948	25.6%	219	220	950,561	—	—	—
2026	3,359	469,943	12.7%	140	144	483,057	—	—	—
2027	2,600	401,463	10.8%	154	163	423,610	—	—	—
2028	2,318	265,374	7.2%	114	123	285,176	—	—	—
2029	2,950	371,322	10.0%	126	139	409,651	—	—	—
2030	2,240	257,889	7.0%	115	130	291,802	—	—	—
2031	1,169	171,662	4.6%	147	171	200,498	—	—	—
2032	1,013	132,461	3.6%	131	149	150,482	—	—	—
2033	710	103,000	2.8%	145	171	121,367	—	—	—
2034	1,902	176,901	4.8%	93	110	208,656	—	—	—
Thereafter	4,347	340,711	9.2%	78	100	436,675	—	—	—

Total / Wtd. Avg.	32,999	$3,708,758	100.0%	$136	$148	$4,031,452	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2024, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2024

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	73	$475,081	11.5%	8.9
2	Oracle Corporation	39	266,603	6.4%	9.7
3	Social Content Platform	30	229,771	5.5%	3.7
4	Global Cloud Provider	63	189,147	4.6%	4.8
5	IBM	36	119,145	2.9%	2.8
6	Equinix	17	98,128	2.4%	5.0
7	LinkedIn Corporation	7	84,509	2.0%	3.2
8	Fortune 25 Investment Grade-Rated Company	29	64,371	1.6%	1.9
9	Meta Platforms, Inc.	49	64,157	1.5%	3.6
10	Social Media Platform	5	63,168	1.5%	6.4
11	Specialized Cloud Provider	2	58,322	1.4%	4.7
12	Lumen Technologies, Inc.	130	55,529	1.3%	8.2
13	Fortune 25 Tech Company	54	54,008	1.3%	3.3
14	AT&T	77	49,890	1.2%	2.5
15	Comcast Corporation	44	43,900	1.1%	3.5
16	Fortune 500 SaaS Provider	10	42,462	1.0%	2.8
17	JPMorgan Chase & Co.	19	40,101	1.0%	3.4
18	Rackspace	23	37,599	0.9%	8.9
19	Morgan Stanley	13	37,276	0.9%	4.4
20	Verizon	88	33,554	0.8%	12.1
	Total / Weighted Average		$2,106,721	50.8%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of December 31, 2024, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2024

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-24	30-Sep-24	IT Load (6)	Count
North America

Northern Virginia	5,372	1,571	254	$643,833	92.8%	93.1%	478.5	18
Chicago	2,262	553	48	232,208	92.6%	92.3%	81.0	7
Dallas	3,126	408	110	211,320	84.0%	83.0%	111.2	19
New York	1,553	87	100	201,566	73.7%	67.0%	59.9	11
Silicon Valley	1,524	—	—	162,151	87.9%	91.2%	94.6	13
Portland	1,147	—	—	152,973	98.9%	98.9%	123.6	3
Phoenix	796	—	—	78,576	76.7%	75.9%	42.5	2
Toronto	593	130	135	63,437	96.1%	95.5%	55.8	2
Atlanta	542	15	314	61,235	96.7%	97.6%	9.1	4
San Francisco	844	—	—	60,731	61.6%	62.4%	31.5	4
Seattle	397	—	—	48,233	73.8%	75.1%	5.9	1
Los Angeles	611	11	—	43,954	79.4%	80.6%	16.2	2
Houston	393	—	14	19,221	69.7%	69.6%	12.0	6
Boston	437	—	51	15,527	38.1%	41.9%	19.0	3
Miami	226	—	—	9,941	86.0%	85.3%	1.3	2
Austin	86	—	—	7,472	59.7%	59.6%	4.3	1
Charlotte	95	—	—	5,889	92.4%	92.0%	1.5	3
North America Total/Weighted Average	20,004	2,775	1,025	$2,018,267	85.5%	85.5%	1,147.9	101

EMEA

London	1,412	13	76	$227,318	61.0%	60.7%	98.9	13
Frankfurt	1,722	1,488	—	217,040	87.2%	86.5%	110.8	24
Amsterdam	1,332	222	92	183,014	86.2%	85.0%	116.3	13
Johannesburg	1,263	945	—	143,214	81.7%	80.7%	67.4	5
Paris	977	285	—	124,168	82.8%	83.1%	91.9	12
Marseille	558	237	378	72,264	75.4%	80.2%	45.2	4
Zurich	496	92	—	68,909	85.2%	83.1%	34.3	3
Dublin	553	—	—	56,505	71.3%	71.8%	39.3	9
Vienna	356	133	—	50,148	82.6%	82.7%	25.6	3
Cape Town	326	402	—	44,169	87.3%	75.9%	21.1	2
Madrid	308	100	—	43,514	76.4%	75.9%	16.8	4
Brussels	338	—	—	38,542	69.7%	69.7%	21.5	3
Stockholm	245	—	—	23,781	57.7%	72.7%	16.8	6
Copenhagen	226	—	99	23,506	69.2%	69.8%	12.9	3
Dusseldorf	142	—	71	18,601	59.8%	54.7%	7.7	3
Athens	148	61	—	18,253	81.9%	80.8%	9.0	4
Durban	59	—	—	6,914	69.7%	90.1%	2.1	1
Mombasa	37	—	21	4,346	39.6%	39.0%	1.9	2
Zagreb	24	10	—	2,723	94.6%	94.6%	0.9	1
Nairobi	16	75	—	2,993	64.6%	64.3%	0.9	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Rome	0	37	—	177	100.0%	—	0.1	1
Barcelona	—	144	—	—	—	—	—	—
Crete	—	11	—	—	—	—	—	—
EMEA Total/Weighted Average	10,540	4,254	738	$1,370,587	78.1%	77.6%	741.6	118

Asia Pacific

Singapore	793	—	97	$210,062	91.1%	91.8%	72.1	3
Sydney	361	—	88	26,004	83.3%	85.9%	22.8	4
Melbourne	147	—	—	17,598	90.6%	92.4%	9.6	2
Hong Kong	114	66	104	10,857	73.3%	73.2%	7.5	1
Seoul	162	—	—	4,586	25.2%	14.9%	12.0	1
Asia Pacific Total/Weighted Average	1,577	66	289	$269,106	81.2%	81.8%	123.9	11

Consolidated Portfolio Total/Weighted Average	32,120	7,095	2,052	$3,657,960	82.9%	82.7%	2,013.3	230

Unconsolidated Joint Ventures

Northern Virginia	2,793	792	—	$244,873	97.0%	96.8%	209.7	12
Chicago	1,118	—	—	118,762	96.3%	96.3%	94.2	3
Frankfurt	551	—	—	49,376	81.0%	77.9%	46.1	5
Dallas	364	—	—	27,081	100.0%	100.0%	16.0	2
Silicon Valley	142	—	400	18,592	100.0%	100.0%	10.9	2
Hong Kong	186	—	—	11,192	44.3%	44.3%	11.0	1
Toronto	104	—	—	9,821	54.5%	54.6%	6.8	1
Los Angeles	197	—	—	9,617	80.0%	100.0%	4.3	2
Paris	91	179	—	7,050	60.1%	59.9%	10.0	1
Lagos	5	26	—	1,215	93.3%	92.2%	0.2	2
Accra	—	24	—	—	—	—	—	—
Managed Unconsolidated Portfolio Total/Weighted Average	5,552	1,022	400	$497,581	91.8%	91.8%	409.0	31

Managed Portfolio Total/Weighted Average	37,672	8,117	2,452	$4,155,541	84.2%	84.0%	2,422.3	261

Digital Realty Share Total/Weighted Average (7)	32,999	6,495	2,446	$3,708,758	82.8%	81.6%	2,079.9	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,416	75	1,198	$177,167	92.0%	91.9%	119.6	25
Tokyo	1,118	479	—	88,868	76.2%	74.9%	64.9	5
Osaka	583	116	80	73,048	82.0%	83.3%	58.9	4
Santiago	119	118	71	14,696	90.1%	90.1%	10.2	3
Rio De Janeiro	112	—	—	11,647	100.0%	100.0%	8.0	2
Queretaro	105	—	583	9,693	100.0%	100.0%	8.0	3
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Fortaleza	94	—	—	1,769	22.0%	22.0%	6.2	1
Chennai	55	—	104	310	2.5%	—	7.2	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,654	787	2,234	$384,966	83.0%	82.6%	292.0	47

Portfolio Total/Weighted Average	41,326	8,904	4,686	$4,540,507	84.1%	83.9%	2,714.3	308

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2024, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Fourth Quarter 2024

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	1,000	120	$1,774,041	$1,502,761	192	100%	4Q25	$655,787	$1,262,588	$1,918,375	$452,072	$683,674	$1,135,745
Chicago	40	—	38,990	38,990	54	89%	4Q26	100,126	548,796	648,923	100,126	548,796	648,923
Dallas	230	30	184,027	184,027	48	100%	4Q26	22,702	493,714	516,416	22,702	493,714	516,416
Other	710	150	847,546	751,069	24	90%	3Q25	259,435	36,461	295,896	195,655	29,240	224,895
Americas	1,980	300	$2,844,605	$2,476,848	318	97%		$1,038,050	$2,341,560	$3,379,610	$770,555	$1,755,424	$2,525,979	13.7%

Frankfurt	120	60	$771,095	$663,656	46	47%	4Q25	$688,564	$146,074	$834,638	$688,564	$146,074	$834,638
Paris	220	—	98,030	56,565	52	57%	3Q25	605,048	144,011	749,059	477,315	81,290	558,605
Amsterdam	40	10	66,906	66,906	27	—	4Q25	206,390	198,800	405,189	206,390	198,800	405,189
Other	460	110	680,518	657,677	146	35%	2Q26	636,775	824,875	1,461,650	509,608	719,430	1,229,038
EMEA	840	180	$1,616,550	$1,444,804	272	38%		$2,136,776	$1,313,760	$3,450,536	$1,881,876	$1,145,594	$3,027,470	10.9%

Tokyo	30	10	$101,880	$50,940	36	74%	3Q25	$174,200	$187,809	$362,009	$87,100	$93,904	$181,005
Hong Kong	—	—	26,334	26,334	6	100%	3Q25	45,386	34,454	79,840	45,386	34,454	79,840
Osaka	40	10	35,659	17,829	12	50%	4Q25	46,117	67,536	113,653	23,059	33,768	56,827
Other	200	20	257,248	173,172	—	—	—	—	—	—	—	—	—
APAC	270	40	$421,120	$268,274	54	72%		$265,704	$289,799	$555,503	$155,545	$162,126	$317,671	10.0%

Total	3,090	520	$4,882,275	$4,189,927	644	70%		$3,440,530	$3,945,119	$7,385,649	$2,807,976	$3,063,144	$5,871,121	12.1%

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through December 31, 2024, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint venture projects.
(5)	Includes only Digital Realty's share in development joint venture projects.
(6)	Represents cost incurred through December 31, 2024.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Fourth Quarter 2024

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4)	Investment (5)	Investment	Investment (4) (6)	Investment (5)	Investment
Future Development Capacity (7)	$2,910,984	$1,971,291	$4,882,275	$2,496,078	$1,693,848	$4,189,927
Data Center Construction	3,440,530	3,945,119	7,385,649	2,807,976	3,063,144	5,871,121
Equipment Pool & Other Inventory (8)	192,429	—	192,429	192,429	—	192,429
Campus, Tenant Improvements & Other (9)	271,042	157,976	429,018	271,042	157,976	429,018
Total Land Held and Development CIP	$6,814,986	$6,074,385	$12,889,372	$5,767,526	$4,914,968	$10,682,495

Enhancement & Other	$11,112	$6,768	$17,879	$11,112	$6,768	$17,879
Recurring	29,657	36,451	66,108	29,657	36,451	66,108
Total Land Held and Construction in Progress	$6,855,755	$6,117,604	$12,973,359	$5,808,295	$4,958,187	$10,766,483

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Includes Digital Realty's and partners' shares in development joint venture projects.
(3)	Includes only Digital Realty's share in development joint venture projects.
(4)	Represents cost incurred through December 31, 2024.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $116.8 million representing our partners' shares in consolidated joint ventures included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $681.2 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of December 31, 2024, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2024

	Three Months Ended					Twelve Months Ended
	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	31-Dec-24	31-Dec-23

Non-Recurring Capital Expenditures (1)

Development (2)	$528,356	$650,912	$531,903	$549,522	$845,315	$2,260,693	$2,966,898

Enhancements and Other Non-Recurring	13,384	7,070	7,051	7,738	10,113	35,243	15,705

Total Non-Recurring Capital Expenditures	$541,740	$657,982	$538,953	$557,260	$855,428	$2,295,936	$2,982,603

Recurring Capital Expenditures (3)	$130,245	$67,308	$60,483	$47,676	$142,808	$305,712	$327,022

Total Direct Capital Expenditures	$671,985	$725,290	$599,436	$604,936	$998,236	$2,601,647	$3,309,625

Indirect Capital Expenditures

Capitalized Interest	$34,442	$28,312	$27,592	$28,522	$33,032	$118,868	$116,816

Capitalized Overhead	28,983	27,929	28,457	25,857	27,867	111,226	99,156

Total Indirect Capital Expenditures	$63,425	$56,241	$56,049	$54,379	$60,899	$230,094	$215,972

Total Improvements to and Advances for Investment in Real Estate	$735,410	$781,530	$655,485	$659,315	$1,059,135	$2,831,740	$3,525,597

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Fourth Quarter 2024

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
1201 North Bowser Road	Land	Dallas, TX	10/15/2024	$14,500	NA	—	—	—	—
Calle Alcala (MAD5)	Land	Madrid, SPN	10/25/2024	26,430	NA	—	—	—	—
Moores Chapel Road	Land	Charlotte, NC	11/21/2024	160,000	NA	—	—	—	—
Total				$200,930	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Wilhelm-Fay-Straße 24 (5)	Building	Frankfurt, GER	12/5/2024	$489,088	5.7%	—	—	—	98.5%
60 & 80 Merritt Boulevard	Building	Trumbull, CT	12/9/2024	10,000	NA	—	—	—	—
1 - 3 St Annes Boulevard	Building	Redhill, UK	12/19/2024	80,430	NA	—	—	—	—
2334 Lundy Place	Building	San Jose, CA	12/19/2024	9,543	NA	—	—	—	—
Total				$589,061	—	—	—	—	—

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Blackstone JV - Phase II (6)	NoVa, Frankfurt	12/3/2024	$509,472	NA	—	—	—	—
Total			$509,472	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices converted to USD based on FX rate as of December 31, 2024.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Digital Realty sold an additional 15.1% interest in the Facility for €71 million or approximately $74 million. Sale price is shown at 100%.
(6)	Blackstone acquired an 80% interest, while Digital Realty maintains a 20% interest and will manage the development and day-to-day operations of the JV. Contribution price is shown at 100%.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2024

Summary Balance Sheet -	As of December 31, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$6,443,437	$1,881,988	$701,844	$1,701,716	$10,728,985
Accumulated depreciation & amortization	(970,107)	(267,660)	(4,540)	(104,877)	(1,347,184)
Net Book Value of Operating Real Estate	$5,473,330	$1,614,327	$697,304	$1,596,839	$9,381,800
Cash	343,954	303,723	63,301	44,115	755,093
Other assets	1,656,516	209,116	248,451	366,128	2,480,210
Total Assets	$7,473,799	$2,127,166	$1,009,055	$2,007,082	$12,617,102

Debt	2,794,156	635,833	—	550,463	3,980,451
Other liabilities	738,092	188,088	992,580	44,258	1,963,018
Equity / (deficit)	3,941,551	1,303,245	16,475	1,011,361	6,272,632
Total Liabilities and Equity	$7,473,799	$2,127,166	$1,009,055	$1,606,082	$12,216,102

Digital Realty's ownership percentage	Various	Various	Various	38%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$927,132	$309,994	—	$211,846	$1,448,972

Summary Statement of Operations -	Three Months Ended December 31, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$215,331	$71,559	$4,164	$33,120	$324,174
Operating expenses	(89,750)	(32,908)	(2,608)	(13,711)	(138,977)
Net Operating Income (NOI)	$125,581	$38,651	$1,556	$19,409	$185,197

Straight-line rent	(2,595)	211	(114)	(329)	(2,827)
Above and below market rent	1,028	—	(441)	(1,575)	(988)
Cash Net Operating Income (NOI)	$124,014	$38,862	$1,002	$17,504	$181,382

Interest expense	($58,436)	($1,457)	($3,214)	($8,628)	($71,734)
Depreciation & amortization	(110,014)	(15,323)	(2,467)	(17,655)	(145,458)
Other income / (expense)	36,836	(3,911)	520	(28,692)	4,753
FX remeasurement on USD debt	(83,632)	—	3,851	25,769	(54,012)
Total Non-Operating Expenses	($215,246)	($20,691)	($1,310)	($29,205)	($266,452)

Net Income / (Loss)	($89,665)	$17,960	$245	($9,797)	($81,256)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$39,541	$19,324	$441	$8,215	$67,521

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$39,053	$19,429	$330	$7,309	$66,121

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($45,281)	$8,980	$3,301	($3,201)	($36,201)

Digital Realty's Pro Rata Share of Core FFO (5)	$8,690	$16,626	$1,611	$6,919	$33,846

Digital Realty's Fee Income from Joint Ventures	$14,547	$891	$621	$3,456	$19,515

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the Joint Ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2024

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23

Net Income / (Loss) Available to Common Stockholders	$179,388	$41,012	$70,039	$271,327	$18,122
Interest	104,742	123,803	114,756	109,535	113,638
Loss on debt extinguishment and modifications	2,165	2,636	—	1,070	—
Income tax expense (benefit)	4,928	12,427	14,992	22,413	20,724
Depreciation & amortization	455,355	459,997	425,343	431,102	420,475
EBITDA	$746,578	$639,875	$625,130	$835,446	$572,958
Unconsolidated JV real estate related depreciation & amortization	49,463	48,474	47,117	47,877	64,833
Unconsolidated JV interest expense and tax expense	32,255	34,951	27,704	34,271	42,140
Severance, equity acceleration and legal expenses	2,346	2,481	884	791	7,565
Transaction and integration expenses	11,797	24,194	26,072	31,839	40,226
(Gain) / loss on sale of investments	(144,885)	556	(173,709)	(277,787)	103
Provision for impairment	22,881	—	168,303	—	5,363
Other non-core adjustments, net (2)	24,539	8,642	743	21,608	(35,439)
Non-controlling interests	(3,881)	(11,059)	(5,552)	6,329	(8,419)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$751,276	$758,296	$726,874	$710,556	$699,509

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23

Total GAAP interest expense	$104,742	$123,803	$114,756	$109,535	$113,638
Capitalized interest	34,442	28,312	27,592	28,522	33,032
Change in accrued interest and other non-cash amounts	(58,137)	43,720	(55,605)	55,421	(66,013)
Cash Interest Expense (3)	$81,046	$195,835	$86,743	$193,479	$80,657

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$149,364	$162,296	$152,529	$148,239	$156,851

Coverage
Interest coverage ratio (5)	4.5x	4.3x	4.3x	4.3x	4.2x
Cash interest coverage ratio (6)	6.9x	3.4x	6.4x	6.3x	3.2x
Fixed charge coverage ratio (7)	4.2x	4.1x	4.1x	4.0x	4.0x
Cash fixed charge coverage ratio (8)	6.3x	3.3x	5.9x	3.1x	5.9x

Leverage
Debt to total enterprise value (9)(10)	21.4%	23.5%	24.2%	24.2%	26.7%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	22.3%	24.5%	25.3%	25.3%	27.9%
Pre-tax income to interest expense (12)	2.8x	1.3x	1.7x	3.5x	1.2x
Net Debt-to-Adjusted EBITDA (13)	4.8x	5.4x	5.3x	5.7x	6.0x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2024

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to non-controlling interests in operating partnership and reconciling items related to non-controlling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2024

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2022 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended December 31, 2024, GAAP interest expense was $105 million, capitalized interest was $34 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-24	30-Sep-24	31-Dec-23	31-Dec-24	31-Dec-23

Operating income	$144,322	$168,286	$134,035	$471,864	$524,461

Fee income	(23,316)	(12,907)	(14,330)	(64,888)	(44,926)
Other income	(40)	(4,581)	(144)	(7,608)	(1,963)
Depreciation and amortization	455,355	459,997	420,475	1,771,797	1,694,859
General and administrative	124,470	115,120	109,235	473,521	431,004
Severance, equity acceleration and legal expenses	2,346	2,481	7,565	6,502	18,054
Transaction expenses	11,797	24,194	40,226	93,902	84,722
Provision for impairment	22,881	—	5,363	191,184	118,363
Other expenses	12,002	4,774	5,580	27,083	7,529

Net Operating Income	$749,818	$757,365	$708,003	$2,963,357	$2,832,102

Cash Net Operating Income (Cash NOI)

Net Operating Income	$749,818	$757,365	$708,003	$2,963,357	$2,832,102

Straight-line rental revenue	(22,577)	(18,423)	(22,085)	(46,395)	(40,480)
Straight-line rental expense	51	1,683	(4,745)	4,061	(2,901)
Above- and below-market rent amortization	(269)	(742)	(856)	(3,555)	(4,404)

Cash Net Operating Income	$727,022	$739,883	$680,317	$2,917,467	$2,784,317

Constant Currency CFFO Reconciliation	Three Months Ended			Twelve Months Ended
(in thousands, except per share data)	31-Dec-24		31-Dec-23	31-Dec-24	31-Dec-23

Core FFO (1)	$586,816		$508,417	$2,215,194	$2,009,820
Core FFO impact of holding '23 Exchange Rates Constant (2)	(318)		—	1,732	—

Constant Currency Core FFO	$586,498		$508,417	$2,216,926	$2,009,820
Weighted-average shares and units outstanding - diluted	339,982		312,356	329,899	305,138
Constant Currency CFFO Per Share	$1.73		$1.63	$6.72	$6.59

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2024 constant with average currency translation rates that were applicable to the same periods in 2023.

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2024

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2025 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2023, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.